EXHIBIT 99.1

Rocket Companies Announces Cash Tender Offers and Consent Solicitations for Any and All of Nationstar Mortgage Holdings Inc.’s 5.125% Senior Notes Due 2030 and 5.750% Senior Notes Due 2031

DETROIT, /PRNewswire/ August 4, 2025 – Rocket Companies, Inc. (NYSE: RKT) (the “Company” or “Rocket Companies”), the Detroit-based fintech platform including mortgage, real estate, title and personal finance businesses, in connection with its pending acquisition of Mr. Cooper Group Inc. (“Mr. Cooper”), has commenced the tender offers (collectively, the “Tender Offers”) to purchase for cash any and all of the outstanding (i) 5.125% Senior Notes due 2030 (the “2030 Notes”) and (ii) 5.750% Senior Notes due 2031 (the “2031 Notes” and, together with the 2030 Notes, the “Notes”) of Nationstar Mortgage Holdings Inc. (“Nationstar”), a subsidiary of Mr. Cooper.

In connection with the Tender Offers, the Company is also soliciting (collectively, the “Consent Solicitations”) from holders of the Notes consents (the “Consents”) to certain proposed amendments to the indenture, dated as of December 4, 2020 (the “2030 Notes Indenture”), which governs the 2030 Notes, and certain proposed amendments to the indenture, dated as of November 4, 2021 (the “2031 Notes Indenture” and together with the 2030 Notes Indenture, the “Indentures”), which governs the 2031 Notes, to (i) eliminate the requirement to make a “Change of Control” offer for the related Notes following the consummation of the Company’s acquisition of Mr. Cooper and future transactions, (ii) eliminate substantially all of the restrictive covenants in the applicable Indenture and the Notes, (iii) eliminate certain conditions to legal defeasance or covenant defeasance in the applicable Indenture and the Notes and (iv) eliminate all events of default other than events of default relating to the failure to pay principal of and interest on the Notes (collectively, the “Proposed Amendments”). The terms and conditions of the Tender Offers and Consent Solicitations are described in an Offer to Purchase and Consent Solicitation Statement, dated August 4, 2025 (the “Offer to Purchase and Consent Solicitation Statement”). The following table summarizes the material pricing terms of the Tender Offers.

CUSIP/ISIN*	Title of Notes	Aggregate Principal Amount Outstanding	Tender Offer Consideration(1)(2)	Early Tender Payment(1)(3)	Total Tender Offer Consideration(1)(2)
Registered Notes: CUSIP: 63861CAD1/ U6377NAC2 ISIN: US63861CAD11/ USU6377NAC21	5.125% Senior Notes due 2030	US$650,000,000	$962.50	$50.00	$1,012.50
Registered Notes: CUSIP: 63861CAE9/ U6377NAD0 ISIN: US63861CAE93/ USU6377NAD04	5.750% Senior Notes due 2031	US$600,000,000	$962.50	$50.00	$1,012.50

(1)	Per $1,000 principal amount of Notes tendered and accepted for purchase.
(2)	Does not include accrued and unpaid interest from the last date on which interest has been paid to, but excluding, the Settlement Date (as defined in the Offer to Purchase and Consent Solicitation Statement) that will be paid on the Notes accepted for purchase.
(3)	Included in the Total Tender Offer Consideration for Notes tendered and accepted for purchase at or prior to the Early Tender Deadline.

*	CUSIPs are provided for the convenience of Holders. No representation is made as to the correctness or accuracy of such numbers.

The Tender Offers and Consent Solicitations will expire at 5:00 p.m., New York City time, on September 2, 2025, unless extended or earlier terminated by the Company (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offers, holders of Notes that are validly tendered (and not validly withdrawn) on or prior to 5:00 p.m., New York City time, on August 15, 2025 (such date and time, as it may be extended, the “Early Tender Deadline”) and accepted for purchase pursuant to the Tender Offers will be eligible to receive the Total Tender Offer Consideration set forth in the table above, which includes the Early Tender Payment set forth in the table above. Holders of Notes tendering their Notes after the Early Tender Deadline and on or prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is the Total Tender Offer Consideration less the Early Tender Payment.

In addition, holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offers will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but excluding, the Settlement Date.

In order for the Proposed Amendments to be adopted for any series of Notes, Consents must be received in respect of at least a majority of the aggregate principal amount of such series of Notes then outstanding (excluding Notes owned by Nationstar, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with Nationstar) (the “Requisite Consents”). Assuming receipt of the Requisite Consents, Nationstar expects to execute and deliver a supplemental indenture to each Indenture giving effect to the Proposed Amendments (each, a “Supplemental Indenture”), promptly following the receipt of the Requisite Consents. Each Supplemental Indenture will become effective upon execution, but will provide that the applicable Proposed Amendments will not become operative until the Company accepts for purchase the Notes satisfying the Requisite Consents in the Tender Offers.

The consummation of the Tender Offers and Consent Solicitations for the Notes of any series are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including, among other things, (a) the receipt of the Requisite Consents for such series of Notes, the execution by Nationstar and the applicable trustee of the Supplemental Indenture for such series of Notes implementing the Proposed Amendments to the applicable Indenture and such Supplemental Indenture remaining a valid and binding agreement in full force and effect and (b) the substantially concurrent consummation of the acquisition of Mr. Cooper on terms and conditions set forth in the Agreement and Plan of Merger, dated as of March 31, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Maverick Merger Sub, Inc., Maverick Merger Sub 2, LLC, and Mr. Cooper.

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Any Notes validly tendered and related Consents validly delivered may be withdrawn or revoked from the applicable Tender Offers and the Consent Solicitations on or prior to the Early Tender Deadline. Any Notes validly tendered and related Consents validly delivered on or prior to the Early Tender Deadline that are not validly withdrawn or validly revoked prior to the Early Tender Deadline may not be withdrawn or revoked thereafter, except as required by law. In addition, any Notes validly tendered and related Consents validly delivered after the Early Tender Deadline may not be withdrawn or revoked, except as required by law.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

J.P. Morgan Securities LLC is the dealer manager and solicitation agent (the “Dealer Manager”) in the Tender Offers and Consent Solicitations. D.F. King & Co., Inc. has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Tender Offers and Consent Solicitations. Questions regarding the Tender Offers and Consent Solicitations should be directed to the Dealer Manager at (866) 834-4666 (Toll-Free) or (212) 834-7489 (Telephone). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to D.F. King & Co., Inc. at RKT@dfking.com (email), (800) 549-6864 (U.S. Toll-Free) or (212) 390-0450 (Banks and Brokers).

None of Rocket Companies, its board of directors, Mr. Cooper and each of Mr. Cooper’s direct and indirect domestic, wholly owned subsidiaries that are issuers or guarantors under the Notes, Nationstar, Rocket Mortgage, LLC (“Rocket Mortgage”), each of Rocket Mortgage’s direct and indirect domestic, wholly owned subsidiaries that are issuers or guarantors under Rocket Mortgage’s existing senior notes and Redfin Corporation, the Dealer Manager, the Depositary and Information Agent, the Trustee under each Indenture, or any of their affiliates, makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offers and Consent Solicitations. The Tender Offers and Consent Solicitations are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offers and Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers and Consent Solicitations are required to be made by a licensed broker or dealer, the Tender Offers and Consent Solicitations will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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Forward-Looking Statements

This press release contains statements herein regarding the proposed transaction between Rocket Companies and Mr. Cooper. Future financial and operating results; benefits and synergies of the transaction; future opportunities for the combined company; the conversion of equity interests contemplated by the Merger Agreement; the issuance of common stock of Rocket Companies contemplated by the Merger Agreement; the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions and any other statements about future expectations that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. Such forward-looking statements are based upon current beliefs, expectations and discussions related to the proposed transaction and are subject to significant risks and uncertainties that could cause actual results to differ materially from the results expressed in such statements.

Risks and uncertainties include, among other things, (i) the risk that the proposed transaction may not be completed in a timely basis or at all, which may adversely affect Rocket Companies’ and Mr. Cooper’s businesses and the price of their respective securities; (ii) the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction, including stockholder approval by Mr. Cooper’s stockholders, and the potential failure to satisfy the other conditions to the consummation of the proposed transaction; (iii) the effect of the announcement, pendency or completion of the proposed transaction on each of Rocket Companies’ or Mr. Cooper’s ability to attract, motivate, retain and hire key personnel and maintain relationships with others with whom Rocket Companies or Mr. Cooper does business, or on Rocket Companies’ or Mr. Cooper’s operating results and business generally; (iv) that the proposed transaction may divert management’s attention from each of Rocket Companies’ and Mr. Cooper’s ongoing business operations; (v) the risk of any legal proceedings related to the proposed transaction or otherwise, including the risk of stockholder litigation in connection with the proposed transaction, or the impact of the proposed transaction thereupon, including resulting expense or delay; (vi) that Rocket Companies or Mr. Cooper may be adversely affected by other economic, business and/or competitive factors; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require payment of a termination fee; (viii) the risk that restrictions during the pendency of the proposed transaction may impact Rocket Companies’ or Mr. Cooper’s ability to pursue certain business opportunities or strategic transactions; (ix) the anticipated tax treatment of the proposed transaction may not be obtained, risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (x) the risk that the anticipated benefits and synergies of the proposed transaction may not be fully realized or may take longer to realize than expected; (xi) the

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impact of legislative, regulatory, economic, competitive and technological changes; (xii) risks relating to the value of Rocket Companies securities to be issued in the proposed transaction; (xiii) the risk that integration of the Rocket Companies and Mr. Cooper businesses post-closing may not occur as anticipated or the combined company may not be able to achieve the anticipated synergies expected from the proposed transaction, and the costs associated with such integration; and (xiv) the effect of the announcement, pendency or completion of the proposed transaction on the market price of the common stock of each of Rocket Companies and Mr. Cooper.

These risks, as well as other risks related to the proposed transaction, are more fully described in a registration statement on Form S-4/A (the “Registration Statement”) filed by Rocket Companies with the Securities and Exchange Commission (the “SEC”) on July 25, 2025 in connection with the proposed transaction. While the list of factors presented here and the list of factors presented in the Registration Statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Additional factors that may affect future results are contained in each company’s filings with the SEC, including each company’s most recent Annual Report on Form 10-K and Form 10-K/A, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available at the SEC’s website http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

Investor Relations Contact:

Sharon Ng

ir@rocket.com

(313) 769-2058

Media Contact:

Aaron Emerson

aaronemerson@rocket.com

(313) 373-3035

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